For Release July 29, 2004	Contacts:
5:00 p.m. EDT	Media: Tracy Bledsoe
423-224-0498 / tracyb@eastman.com
Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces Second-Quarter 2004 Earnings

KINGSPORT, Tenn., July 29, 2004 – Eastman Chemical Company (NYSE:EMN) today announced earnings of $1.07 per diluted share for second quarter 2004 versus earnings of $0.46 per diluted share for second quarter 2003. Excluding the items described below for both periods, second-quarter 2004 earnings per diluted share were $0.82 compared with second-quarter 2003 earnings per diluted share of $0.61. For reconciliation to reported earnings per diluted share, see Table 7 in the accompanying second-quarter 2004 financial tables.

Included in second-quarter 2004 earnings were asset impairments and restructuring charges of $79 million and a net deferred tax benefit of $82 million. (For additional information concerning these items, see "Asset Impairments and Restructuring Charges and Net Deferred Tax Benefit" below.) Second-quarter 2003 earnings included asset impairments and restructuring charges of $16 million.

"We are gaining momentum in improving the financial performance of the company, as our second-quarter results indicate," said Brian Ferguson, chairman and CEO. "While we are benefiting from a strengthening economy and actions to improve our profitability, we also are confronted by historically high raw material and energy costs and, therefore, will continue our efforts to raise selling prices to offset these costs."

Operating earnings in second quarter 2004 were $41 million compared with operating earnings of $75 million in second quarter 2003. Excluding asset impairments and restructuring charges for both periods, second quarter 2004 operating earnings were $120 million compared with $91 million in second quarter 2003. (For reconciliation to reported operating earnings, see Table 7 in the accompanying second-quarter 2004 financial tables.) The improvement year-over-year was due primarily to increased sales volume throughout all segments, increased focus on more profitable businesses and product lines, and continued cost reduction efforts that were partially offset by higher raw material and energy costs.

Sales revenue for second quarter 2004 was $1.7 billion, a 13 percent increase over second quarter 2003, and was the highest quarterly sales revenue in the company’s history. The increase in sales revenue was primarily due to higher sales volume, which was the highest quarterly sales volume in the company’s history.

(In millions, except per share amounts)	2Q2004	2Q2003
Sales revenue	$1,676	$1,481
Earnings per diluted share	$1.07	$0.46
Earnings per diluted share excluding asset impairments and restructuring charges and net deferred tax benefit related to assets held for sale*	$0.82	$0.61
Net cash provided by operating activities	$216	$73
*For reconciliation to reported earnings per diluted share, see Table 7 in the accompanying second-quarter 2004 financial tables. Also see "Asset Impairments and Restructuring Charges and Net Deferred Tax Benefit" for additional information.

Division and Segment Results 2Q 2004 versus 2Q 2003

Eastman Division’s second-quarter 2004 external sales revenue increased by 9 percent compared with second quarter 2003 primarily due to increased sales volume. Second-quarter 2004 operating earnings for the division were $7 million compared with operating earnings of $31 million for second quarter 2003. Second-quarter 2004 and second-quarter 2003 operating earnings included asset impairments and restructuring charges of $77 million and $16 million, respectively. Excluding these charges for both periods, operating earnings increased year-over-year due primarily to higher sales volume, increased focus on more profitable businesses and product lines, and continued cost reduction efforts that were partially offset by higher raw material and energy costs. Segments within Eastman Division had the following results:

Coatings, Adhesives, Specialty Polymers, and Inks (CASPI) – External sales revenue increased by 8 percent primarily due to higher sales volume. The sales volume increase, mostly in the coatings additives, solvents and adhesives raw materials businesses and product lines, was attributed to strengthening end markets and the marketing of new applications for existing products. Second-quarter 2004 and second-quarter 2003 operating results included asset impairments and restructuring charges of $69 million and $1 million respectively. The asset impairments charges in second quarter 2004 related to assets held for sale in the resins, monomers, inks and graphic arts businesses and product lines. Excluding these charges for both periods, operating results improved throughout the segment. Operating earnings improved for the coatings additives, solvents and adhesives raw materials businesses and product lines due primarily to higher sales volume and cost reduction efforts. Operating results related to the businesses and product lines of the assets held for sale improved primarily due to cost reduction efforts and increased focus on more profitable businesses and product lines.

Performance Chemicals and Intermediates – External sales revenue increased by 10 percent due primarily to higher sales volume and higher selling prices. The higher sales volume was attributed to a strengthening economy, primarily in North America. Second-quarter 2004 and second-quarter 2003 operating earnings included asset impairments and restructuring charges of $4 million and $15 million respectively. Excluding these charges for both periods, operating earnings declined slightly as higher sales volume, higher selling prices and cost reduction efforts were more than offset by higher raw material and energy costs.

Specialty Plastics – External sales revenue increased by 12 percent due primarily to higher sales volume. The higher sales volume was attributed to stronger demand in end markets, particularly in Asia and Europe. Second-quarter operating earnings improved significantly due to higher sales volume, increased focus on more profitable businesses and product lines, and cost reduction efforts that were partially offset by higher raw material and energy costs. Second-quarter operating earnings included restructuring charges of $4 million.

Voridian Division’s second-quarter 2004 external sales revenue increased by 16 percent compared with the year-ago period primarily due to higher sales volume. Second-quarter 2004 operating earnings were $53 million compared with operating earnings of $62 million in second quarter 2003. Operating earnings declined as higher sales volume and cost reduction efforts were more than offset by higher raw material and energy costs. Second-quarter 2004 operating earnings included severance charges of $1 million. Segments within Voridian Division had the following results:

Polymers – External sales revenue increased by 19 percent due primarily to higher sales volume. The increased sales volume was due to continued strong end-market demand for PET polymers, especially in North America, and below normal sales volume in second quarter 2003. Operating earnings declined as higher sales volume and cost reduction efforts were more than offset by higher raw material and energy costs. Second-quarter 2004 operating earnings included severance charges of $1 million.

Fibers – External sales revenue increased by 9 percent due to higher sales volume, particularly for acetyl chemicals and acetate tow in Asia Pacific, and improved product mix, partially offset by lower selling prices. Operating earnings declined slightly as higher sales volume was more than offset by higher raw material and energy costs.

Developing Businesses Division’s second-quarter 2004 external sales revenue was $37 million compared with $16 million in second quarter 2003. The increase was due primarily to the implementation of customer contracts for Cendian Corporation. Division operating results declined slightly year-over-year. Second-quarter 2004 operating results included a $1 million severance charge.

Asset Impairments and Restructuring Charges and Net Deferred Tax Benefit

During second quarter 2004, Eastman recognized pretax asset impairments and restructuring charges of $79 million. Included in these charges were non-cash asset impairments of $62 million and restructuring charges of $17 million.

As previously reported, during second quarter 2004 the company agreed to sell certain assets, businesses and product lines within its CASPI segment. The non-cash asset impairments charges reflect the recording of these assets held for sale and the adjustment of asset values to the expected sale proceeds. The company also recognized a net deferred tax benefit of $82 million to recognize the expected utilization of capital loss carryforwards that will result from the assets held for sale.

In addition, the company recognized restructuring charges of approximately $17 million during second quarter 2004 related to severance benefits provided as part of the previously announced employee separation programs and ongoing cost reduction efforts.

The asset impairments and restructuring charges and the net deferred tax benefit include estimates that are based on the best information currently available. Adjustments to such estimates, if any, would be reflected in the financial statements included in future filings with the Securities and Exchange Commission.

Cash Flow

Eastman generated $216 million in cash from operating activities during the second quarter of 2004, an increase of $143 million compared to second quarter 2003. In the second quarters of 2004 and 2003, the company made $0 and $50 million, respectively, in contributions to its U.S. defined benefit pension plans. In addition, cash provided by operating activities benefited from reduced working capital requirements primarily due to an increase in trade payables. The increase in trade payables was largely the result of higher raw material and energy costs, increased sales volume and timing of payments.

Outlook

Commenting on the outlook for third quarter 2004, Ferguson said: "We expect continued strong sales volume in the third quarter as we benefit from improving economic conditions. However, high raw material and energy costs are expected to remain at elevated levels. Pricing will, therefore, be a key determinant of our profitability. As a result, we expect third-quarter 2004 net earnings to be somewhat higher than the current third-quarter 2004 First Call analysts’ mean estimate of $0.63 and somewhat below our second-quarter 2004 net earnings of $0.82, excluding asset impairments and restructuring charges in both periods and the net deferred tax benefit in second quarter 2004."

Eastman will host a conference call with industry analysts on July 30, 2004, at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com , Investors, Event Information, Audio Archives for the link to the live webcast. To listen via telephone, the dial-in number is 913-981-5507, passcode number 272303. A telephone replay will be available continuously from 11:00 a.m. EDT, July 30, to 12:00 a.m. EDT, Aug. 6, 2004, at 888-203-1112, passcode number 272303.

Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company has approximately 15,000 employees in more than 30 countries and had 2003 sales of $5.8 billion. To learn more about Eastman and its products, visit www.eastman.com . To learn more about Voridian Division and its products, visit www.voridian.com .
###

Forward Looking Statements

Forward-looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and improve financial performance; future adjustments to asset impairments and restructuring charges and net deferred tax benefits; completion of restructuring, divestiture and consolidation of CASPI businesses and product lines; and overall selling prices, sales volume, raw material and energy costs, and earnings in the third quarter of 2004. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K filed for 2003 and the Form 10-Q to be filed for second quarter 2004 (available on the Eastman web site at www.eastman.com in the investors, SEC filings section).

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT

FINANCIAL INFORMATION
July 29, 2004

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 30, 2004.

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 1

TABLE 1 – STATEMENTS OF EARNINGS

	Second Quarter		First Six Months

(Dollars in millions, except per share amounts)	2004	2003	2004	2003

Sales	$1,676	$1,481	$3,273	$2,922
Cost of sales	1,406	1,240	2,768	2,497

Gross profit	270	241	505	425

Selling and general administrative expenses	112	108	222	208
Research and development expenses	38	42	81	85
Asset impairments and restructuring charges, net	79	16	146	18
Other operating income	--	--	--	(20)
Operating earnings	41	75	56	134

Interest expense, net	30	31	59	62
Other (income) charges, net	1	(5)	--	(6)
Earnings (loss) before income taxes and cumulative effect of changes in accounting principle	10	49	(3)	78
Provision (benefit) for income taxes	(74)	14	(81)	25

Earnings before cumulative effect of changes in accounting principle	84	35	78	53
Cumulative effect of changes in accounting principle, net	--	--	--	3

Net earnings	$84	$35	$78	$56

Earnings per share
Basic
Before cumulative effect of changes in
accounting principle	$1.08	$0.46	$1.01	$0.69
Cumulative effect of changes in accounting principle, net	--	--	--	0.04

Net earnings per share	$1.08	$0.46	$1.01	$0.73

Diluted
Before cumulative effect of changes in
accounting principle	$1.07	$0.46	$1.00	$0.69
Cumulative effect of changes in accounting principle, net	--	--	--	0.04

Net earnings per share	$1.07	$0.46	$1.00	$0.73

Shares (in millions) outstanding at end of period	77.8	77.4	77.8	77.4

Shares (in millions) used for earnings per share calculation
Basic	77.4	77.1	77.3	77.1
Diluted	78.1	77.3	78.0	77.3

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 2

TABLE 2 - OTHER SALES INFORMATION

	Second Quarter, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$476	$--	$476
Performance Chemicals and Intermediates	313	140	453
Specialty Plastics	154	13	167

Total Eastman Division	943	153	1,096

Voridian Division
Polymers	515	15	530
Fibers	181	23	204

Total Voridian Division	696	38	734

Developing Businesses Division
Developing Businesses	37	111	148
Total Developing Businesses Division	37	111	148

Total Eastman Chemical Company	$1,676	$302	$1,978

	Second Quarter, 2003*
	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$441	$--	$441
Performance Chemicals and Intermediates	286	115	401
Specialty Plastics	138	12	150

Total Eastman Division	865	127	992

Voridian Division
Polymers	434	19	453
Fibers	166	19	185

Total Voridian Division	600	38	638

Developing Businesses Division
Developing Businesses	16	94	110
Total Developing Businesses Division	16	94	110

Total Eastman Chemical Company	$1,481	$259	$1,740

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 3

TABLE 2 - OTHER SALES INFORMATION (Continued)

	First Six Months, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$915	$--	$915
Performance Chemicals and Intermediates	603	281	884
Specialty Plastics	311	25	336

Total Eastman Division	1,829	306	2,135

Voridian Division
Polymers	1,030	33	1,063
Fibers	353	44	397

Total Voridian Division	1,383	77	1,460

Developing Businesses Division
Developing Businesses	61	220	281
Total Developing Businesses Division	61	220	281

Total Eastman Chemical Company	$3,273	$603	$3,876

	First Six Months, 2003*
	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$852	$--	$852
Performance Chemicals and Intermediates	583	240	823
Specialty Plastics	282	26	308

Total Eastman Division	1,717	266	1,983

Voridian Division
Polymers	864	40	904
Fibers	312	40	352

Total Voridian Division	1,176	80	1,256

Developing Businesses Division
Developing Businesses	29	192	221
Total Developing Businesses Division	29	192	221

Total Eastman Chemical Company	$2,922	$538	$3,460

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

	Second Quarter		First Six Months
(Dollars in millions)	2004	2003	2004	2003

Sales by Region – External Sales
United States and Canada	$949	$849	$1,815	$1,673
Europe, Middle East, and Africa	394	355	804	697
Asia Pacific	186	162	370	321
Latin America	147	115	284	231

	$1,676	$1,481	$3,273	$2,922

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 4

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Second Quarter		First Six Months
(Dollars in millions)	2004	2003**	2004	2003**

Operating Earnings (Loss) by Segment and Certain Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings (loss)	$(24)	$19	$6	$16
Asset impairments and restructuring charges	69	1	75	3

Performance Chemicals and Intermediates
Operating earnings	12	3	20	9
Asset impairments and restructuring charges	4	15	7	15

Specialty Plastics
Operating earnings (loss)	19	9	(4)	41
Asset impairments and restructuring charges	4	--	50	--
Other operating income	--	--	--	(20)

Total operating earnings	$7	$31	$22	$66
Total asset impairments and restructuring charges	$77	$16	$132	$18
Total other operating income	$--	$--	$--	$(20)

Voridian Division Segments
Polymers
Operating earnings	$20	$26	$8	$54
Asset impairments and restructuring charges	1	--	12	--

Fibers
Operating earnings	33	36	66	61

Total operating earnings	$53	$62	$74	$115
Total asset impairments and restructuring charges	$1	$--	$12	$--

Developing Business Division Segment
Developing Businesses
Operating loss	$(19)	$(16)	$(39)	$(39)
Asset impairments and restructuring charges	1	--	2	--

Total operating loss	$(19)	$(16)	$(39)	$(39)
Total asset impairments and restructuring charges	$1	$--	$2	$--

Eliminations to operating earnings	$--	$(2)	$(1)	$(8)

Total Eastman Chemical Company
Total operating earnings	$41	$75	$56	$134
Total asset impairments and restructuring charges	$79	$16	$146	$18
Total other operating income	$--	$--	$--	$(20)
** Operating earnings for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 5

TABLE 4 – CASPI SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS) AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	First Quarter	Second Quarter	First Six Months
(Dollars in millions)	2004	2004	2004

Sales Revenue
Sales revenue – restructured, divested, and consolidated product lines (1)	$174	$193	$367
Sales revenue – continuing product lines	265	283	548

Total sales revenue	439	476	915

Operating Earnings (Loss) and Asset Impairments and Restructuring Charges
Operating loss – restructured, divested, and consolidated product lines (1) (2)	(11)	(72)	(83)
Operating earnings – continuing product lines	41	48	89

Total Operating earnings (loss)	30	(24)	6

Asset impairments and restructuring charges – restructured, divested, and consolidated product lines (1)	5	66	71
Asset impairments and restructuring charges – continuing product lines	1	3	4

Total asset impairments and restructuring charges	6	69	75

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue
Sales revenue – restructured, divested, and consolidated product lines (1)	$174	$190	$185	$170	$719
Sales revenue – continuing product lines	237	251	236	240	964

Total sales revenue	411	441	421	410	1,683

Operating Earnings (Loss) and Asset Impairments and Restructuring Charges
Operating loss – restructured, divested, and consolidated product lines (1) (2)	(31)	(28)	(464)	(15)	(538)
Operating earnings – continuing product lines	28	47	29	32	136

Total Operating earnings (loss)	(3)	19	(435)	17	(402)

Asset impairments and restructuring charges – restructured, divested, and consolidated product lines (1)	1	1	449	(6)	445
Asset impairments and restructuring charges – continuing product lines	1	--	2	1	4

Total asset impairments and restructuring charges	2	1	451	(5)	449

(1) Product lines that have been or will be sold or eliminated as a result of restructuring, divestiture, or consolidation including those associated with assets held for sale.

(2) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 6

TABLE 5 – SALES REVENUE CHANGE – EXTERNAL SALES

Second Quarter, 2004 Compared to Second Quarter, 2003

Change in External Sales Revenue Due To

	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	8%	7%	(1) %	-- %	2%
Performance Chemicals and Intermediates	10%	8%	3%	(2) %	1%
Specialty Plastics	12%	11%	(1) %	-- %	2%

Total Eastman Division	9%	8%	-- %	(1) %	2%

Voridian Division
Polymers	19%	16%	1%	-- %	2%
Fibers	9%	5%	(2) %	5%	1%

Total Voridian Division	16%	13%	-- %	1%	2%

Developing Businesses Division
Developing Businesses	> 100%	-- %	-- %	> 100%	-- %

Total Developing Businesses Division	> 100%	-- %	-- %	> 100%	-- %

Total Eastman Chemical Company	13%	10%	-- %	1%	2%

First Six Months, 2004 Compared to First Six Months, 2003

Change in External Sales Revenue Due To

	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	7%	4%	-- %	(1) %	4%
Performance Chemicals and Intermediates	4%	2%	4%	(3) %	1%
Specialty Plastics	10%	6%	1%	-- %	3%

Total Eastman Division	7%	4%	2%	(2) %	3%

Voridian Division
Polymers	19%	13%	2%	-- %	4%
Fibers	13%	16%	(3) %	(2) %	2%

Total Voridian Division	18%	14%	1%	-- %	3%

Developing Businesses Division
Developing Businesses	> 100%	-- %	-- %	> 100%	-- %

Total Developing Businesses Division	> 100%	-- %	-- %	> 100%	-- %

Total Eastman Chemical Company	12%	8%	1%	-- %	3%

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 7

TABLE 6 – PERCENTAGE GROWTH IN SALES VOLUME

Second Quarter, 2004 Compared to
Second Quarter, 2003

Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	9%	-- %	9%
Performance Chemicals and Intermediates	6%	17%	10%
Specialty Plastics	13%	5%	12%

Total Eastman Division	8%	16%	9%

Voridian Division
Polymers	15%	(30) %	13%
Fibers	5%	5%	9%

Total Voridian Division	13%	13%	12%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %

Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	10%

Regional sales volume growth
United States and Canada	10%
Europe, Middle East, and Africa	6%
Asia Pacific	4%
Latin America	31%

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 8

TABLE 6 – PERCENTAGE GROWTH IN SALES VOLUME (Continued)

First Six Months, 2004 Compared to
First Six Months, 2003

Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	6%	-- %	6%
Performance Chemicals and Intermediates	-- %	11%	4%
Specialty Plastics	7%	(6) %	4%

Total Eastman Division	3%	9%	5%

Voridian Division
Polymers	13%	(29) %	11%
Fibers	16%	10%	13%

Total Voridian Division	14%	2%	11%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %

Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	8%

Regional sales volume growth
United States and Canada	6%
Europe, Middle East, and Africa	7%
Asia Pacific	6%
Latin America	23%

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 9

TABLE 7 – OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

OPERATING EARNINGS, NET EARNINGS, AND NET EARNINGS PER DILUTED SHARE

	Second Quarter 2004

(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$41	$84	$1.07

Certain Items:

Asset impairments and restructuring charges	79	62	0.79
Net deferred tax benefit related to assets held for sale	--	(82)	(1.04)

Excluding certain items	$120	$64	$0.82

	Second Quarter 2003

(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$75	$35	$0.46

Certain Items:

Asset impairments and restructuring charges	16	12	0.15

Excluding certain items	$91	$47	$0.61

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 10

TABLE 8 – STATEMENTS OF CASH FLOWS

	First Six Months
(Dollars in millions)	2004	2003

Cash flows from operating activities
Net earnings	$78	$56

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	165	193
Cumulative effect of changes in accounting principles, net	--	(3)
Asset impairments	103	15
Gain on sale of assets	--	(20)
Provision (benefit) for deferred income taxes	(84)	28
Changes in operating assets and liabilities:
Increase in receivables	(152)	(114)
Increase in inventories	(6)	(6)
Increase (decrease) in trade payables	70	(52)
Increase (decrease) in liabilities for employee benefits and incentive pay	14	(164)
Other items, net	(6)	(28)

Net cash provided by (used in) operating activities	182	(95)

Cash flows from investing activities
Additions to properties and equipment	(117)	(100)
Proceeds from sale of assets	1	28
Additions to capitalized software	(7)	(8)
Other items, net	(4)	18

Net cash used in investing activities	(127)	(62)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other short-term borrowings	89	(33)
Proceeds from long-term borrowings	--	248
Repayment of borrowings	(500)	--
Dividends paid to stockholders	(68)	(68)
Other items	13	2

Net cash provided by (used in) financing activities	(466)	149

Net change in cash and cash equivalents	(411)	(8)

Cash and cash equivalents at beginning of period	558	77

Cash and cash equivalents at end of period	$147	$69

EASTMAN CHEMICAL COMPANY – EMN	July 29, 2004
5:30 PM EDT
Page 11

TABLE 9 – SELECTED BALANCE SHEET ITEMS

	June 30,	December 31,
(Dollars in millions)	2004	2003

Current Assets	$1,717	$2,010

Net Properties	3,267	3,419

Other Assets	824	801

Total Assets	$5,808	$6,230

Payables and Other Current Liabilities	$1,008	$973

Short-term Borrowings	1	504

Long-term Borrowings	2,153	2,089

Other Liabilities	1,601	1,621

Stockholders’ Equity	1,045	1,043

Total Liabilities and Stockholders’ Equity	$5,808	$6,230